Exhibit 99.1

Kodak Reports Fourth-Quarter and Full-Year 2022 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--March 16, 2023--Eastman Kodak Company (NYSE: KODK) today reported financial results for the fourth quarter and full year 2022.

Fourth-quarter 2022 highlights include:

  Consolidated revenues of $305 million, compared with $307 million for Q4 2021, a decrease of $2 million or 1 percent (increased by $17 million on a constant currency basis, or 6 percent)
  Gross profit percentage of 14 percent, compared with 11 percent for Q4 2021
  GAAP net income of $7 million, compared with net loss of $6 million for Q4 2021, an increase of 217 percent
  Operational EBITDA of $7 million, compared with negative $8 million for Q4 2021, an increase of 188 percent
  A year-end cash balance of $217 million, compared with $216 million at the end of the third quarter of 2022, reflecting an improvement in use of cash of $19 million from the comparable prior-year period

Full-year 2022 highlights include:

  Consolidated revenues of $1.205 billion, compared with $1.150 billion for the full year 2021, an increase of $55 million or 5 percent (increased by $125 million on a constant currency basis, or 11 percent)
  Gross profit percentage of 14 percent, flat compared to 2021
  GAAP net income of $26 million, compared with $24 million for 2021, an increase of 8 percent
  Operational EBITDA of $18 million, compared with $11 million for 2021, an increase of 64 percent
  A year-end cash balance of $217 million, compared with $362 million at the end of 2021

“Kodak delivered strong performance in 2022, growing revenue in consecutive years for the first time in decades, launching new products and investing in our future despite ongoing inflationary and supply chain challenges,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “Our performance reflected the success of our strategic plan, which began four years ago with stabilizing our balance sheet, reorganizing as One Kodak and focusing on our core businesses. Our priorities for 2022 included providing our customers with uninterrupted supplies, reducing costs by improving operational efficiency and implementing pricing actions to realize the value of our offerings, which contributed to a year-over-year increase in gross profit for the fourth quarter. We also continued to invest in initiatives including updating our infrastructure and developing growth businesses in our Advanced Materials & Chemicals group. More recently, we debuted the groundbreaking KODAK PROSPER ULTRA 520 Inkjet Press and KODACHROME Inks at the Hunkeler Innovationdays event and received extremely positive reaction from customers and prospects who are excited about the new press’s ability to increase productivity by delivering offset quality at unprecedented speeds. Our goal is to build on the momentum we’ve generated to continue our transformation in 2023.”

For the full year ended December 31, 2022, revenues were $1.205 billion, an improvement of $55 million or 5 percent compared to the same period in 2021. Adjusting for the unfavorable impact of foreign exchange of $70 million, revenues increased by $125 million, or 11 percent compared to the prior year.

GAAP net income was $26 million for the full year, compared to $24 million in 2021 an increase of 8 percent. Operational EBITDA for the year ended December 31, 2022 was $18 million, compared to $11 million in 2021, an increase of 64 percent. The increase was primarily driven by the growth in revenue due to improved pricing, partially offset by higher continued ongoing global cost increases and the unfavorable impact of foreign exchange.

Kodak was cash neutral for Q4 2022 and ended the year with a cash balance of $217 million, a decrease of $145 million from December 31, 2021. The decrease was primarily driven by a use of cash from working capital mainly attributable to increased investment in inventory to strengthen the Company’s ability to supply customers, unfavorable effects of foreign exchange, increased capital investment and the investment in Wildcat Discovery Technologies, partially offset by proceeds received under the Term Loan Credit Agreement.

“Kodak was cash neutral for Q4 2022, an achievement we’re proud of considering the unprecedented cost increases our team was able to more than offset for the quarter,” said David Bullwinkle, Kodak’s CFO. “The Company ended 2022 with $217 million in cash and cash equivalents, a decrease of $145 million from December 31, 2021. The decrease was primarily driven by the cost of building inventory to keep customers supplied and productive, ongoing investment in growth initiatives and the headwind of unfavorable foreign exchange. We expect to continue our transition to cash generation and drive improved cash flow for 2023.”

Revenue and Operational EBITDA by Reportable Segment Q4 2022 vs. Q4 2021

($ millions)

Q4 2022 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$176	$58	$61	$6	$301
Operational EBITDA *	$12	$(7)	$(2)	$4	$7

Q4 2021 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$176	$65	$57	$5	$303
Operational EBITDA *	$(7)	$(3)	$(3)	$5	$(8)

Q4 2022 vs. Q4 2021 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$-	$(7)	$4	$1	$(2)
Operational EBITDA *	$19	$(4)	$1	$(1)	$15

Q4 2022 Actuals on constant currency ** vs. Q4 2021 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$14	$(3)	$5	$1	$17
Operational EBITDA	$18	$(4)	$1	$(1)	$14

Revenue and Operational EBITDA by Reportable Segment FY 2022 vs. FY 2021

($ millions)

FY 2022 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$711	$227	$234	$17	$1,189
Operational EBITDA *	$27	$(22)	$(1)	$14	$18

FY 2021 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$659	$249	$212	$15	$1,135
Operational EBITDA *	$9	$(5)	$(6)	$13	$11

FY 2022 vs. FY 2021 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$52	$(22)	$22	$2	$54
Operational EBITDA *	$18	$(17)	$5	$1	$7

FY 2022 Actuals on constant currency ** vs. FY 2021 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$105	$(8)	$25	$2	$124
Operational EBITDA	$21	$(13)	$7	$1	$16

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three or twelve months ended December 31, 2021, rather than the actual average exchange rates in effect for the three or twelve months ended December 31, 2022.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak
Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on Twitter @Kodak and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2022 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: continued sufficient availability of borrowings and letters of credit under Kodak’s asset based credit facility and letter of credit facility, Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through inter-company loans, distributions and other mechanisms, and Kodak's ability to provide or facilitate financing for its customers; Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs, collateral requirements and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the global economic environment, including inflationary pressures, medical epidemics such as the COVID-19 pandemic, geopolitical issues such as the war in Ukraine, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the COVID-19 pandemic and the war in Ukraine; Kodak’s ability to effectively anticipate technology and industry trends and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effectively compete with large, well-financed industry participants; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; the impact of the investigations, litigation and claims arising out of the circumstances surrounding the announcement on July 28, 2020, by the U.S. International Development Finance Corporation of the signing of a non‐binding letter of interest to provide a subsidiary of Kodak with a potential loan to support the launch of an initiative for the manufacture of pharmaceutical ingredients for essential generic drugs; and the potential impact of force majeure events, cyber‐attacks or other data security incidents that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this fourth quarter and full year 2022 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the income from continuing operations excluding the provision for income taxes; non-service cost components of pension and OPEB income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; other operating income, net; interest expense; and other charges (income), net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three or twelve months ended December 31, 2021, rather than the actual average exchange rates in effect for the three or twelve months ended December 31, 2022.

The following table reconciles the most directly comparable GAAP measure of Net Income (Loss) to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended December 31, 2022 and 2021, respectively:

(in millions)
	Q4 2022	Q4 2021	$ Change	Improvement %
Net Income (Loss)	$7	$(6)	$13	217%
All other	(1)	(1)	-
Depreciation and amortization	7	8	(1)
Restructuring costs and other	10	5	5
Stock based compensation	1	1	-
Consulting and other costs	(9)	6	(15)
Idle costs	1	-	1
Other operating income, net	(1)	-	(1)
Interest expense	11	10	1
Pension income excluding service cost component	(21)	(26)	5
Other income, net	(1)	(4)	3
Provision (benefit) for income taxes	3	(1)	4
Operational EBITDA	$7	$(8)	$15	188%
Impact of foreign exchange (5)	(1)		(1)
Operational EBITDA on a constant currency basis	$6	$(8)	$14	175%

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA and Operational EBITDA on a constant currency basis for the twelve months ended December 31, 2022 and 2021, respectively:

(in millions)
	FY 2022	FY 2021	$ Change	Improvement %
Net Income	$26	$24	$2	8%
All other	(3)	(2)	(1)
Depreciation and amortization	29	31	(2)
Restructuring costs and other (1)	13	6	7
Stock based compensation	5	7	(2)
Consulting and other costs (2)	(2)	19	(21)
Idle costs (3)	3	2	1
Other operating income, net	(1)	(6)	5
Interest expense (4)	40	33	7
Pension income excluding service cost component (4)	(98)	(102)	4
Other charges (income), net (4)	1	(5)	6
Provision for income taxes (4)	5	4	1
Operational EBITDA	$18	$11	$7	64%
Impact of foreign exchange (5)	9		9
Operational EBITDA on a constant currency basis	$27	$11	$16	145%

Footnote Explanations:
(1)

Restructuring costs and other as reported in the Consolidated Statement of Operations plus $3 million of inventory write-downs included in cost of revenues for the twelve months ended December 31, 2022.

(2)	Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives and investigations.
(3)

Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(4)	As reported in the Consolidated Statement of Operations.
(5)

The impact of foreign exchange is calculated by using average foreign exchange rates for the three or twelve months ended December 31, 2021, rather than the actual average exchange rates in effect for the three or twelve months ended December 31, 2022.

A. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions)	Three Months Ended December 31,
	2022	2021
Revenues
Sales	$249	$251
Services	56	56
Total net revenues	305	307
Cost of revenues
Sales	223	235
Services	39	39
Total cost of revenues	262	274
Gross profit	43	33
Selling, general and administrative expenses	30	46
Research and development costs	8	9
Restructuring costs and other	7	5
Other operating income, net	(1)	—
Loss from continuing operations before interest expense, pension income excluding service cost component, other income, net and income taxes	(1)	(27)
Interest expense	11	10
Pension income excluding service cost component	(21)	(26)
Other income, net	(1)	(4)
Earnings (loss) from continuing operations before income taxes	10	(7)
Provision (benefit) for income taxes	3	(1)
Earnings (loss) from continuing operations	7	(6)
Earnings from discontinued operations, net of income taxes	—	—
NET EARNINGS (LOSS)	$7	$(6)

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)

	Three Months Ended December 31,
(in millions)	2022	2021

Cash flows from operating activities:
Net earnings (loss)	$7	$(6)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	7	8
Pension and other postretirement income	(13)	(20)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	(2)	(4)
Asset impairments	1	—
Stock based compensation	1	1
Non-cash changes in workers' compensation and other employee benefit reserves	(2)	—
Increase in trade receivables	(5)	(11)
Decrease in inventories	43	19
(Decrease) increase in trade accounts payable	(17)	5
Decrease in liabilities excluding borrowings	(12)	(3)
Other items, net	6	(3)
Total adjustments	7	(8)
Net cash provided by (used in) operating activities	14	(14)

Cash flows from investing activities:
Additions to properties	(12)	(11)
Net cash used in investing activities	(12)	(11)

Cash flows from financing activities:
Preferred stock dividend payments	(1)	(1)
Repayment of other borrowings	—	(1)
Finance lease payments	(1)	—
Net cash used in financing activities	(2)	(2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	6	(28)
Cash, cash equivalents and restricted cash, beginning of period	280	451
Cash, cash equivalents and restricted cash, end of period	$286	$423

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS

(in millions)	Year Ended December 31,
	2022	2021
Revenues
Sales	$983	$925
Services	222	225
Total net revenues	1,205	1,150
Cost of revenues
Sales	885	830
Services	150	156
Total cost of revenues	1,035	986
Gross profit	170	164
Selling, general and administrative expenses	153	177
Research and development costs	34	33
Restructuring costs and other	10	6
Other operating income, net	(1)	(6)
Loss from continuing operations before interest expense, pension income excluding service cost component, loss on early extinguishment of debt, other charges (income), net and income taxes	(26)	(46)
Interest expense	40	33
Pension income excluding service cost component	(98)	(102)
Loss on early extinguishment of debt	—	—
Other charges (income), net	1	(5)
Earnings from continuing operations before income taxes	31	28
Provision for income taxes	5	4
Earnings from continuing operations	26	24
Earnings from discontinued operations, net of income taxes	—	—
NET EARNINGS	$26	$24

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	As of December 31,
(in millions)	2022	2021
ASSETS
Cash and cash equivalents	$217	$362
Trade receivables, net of allowances of $7 and $7	177	175
Inventories, net	237	219
Other current assets	48	49
Current assets held for sale	2	2
Total current assets	681	807
Property, plant and equipment, net	154	140
Goodwill	12	12
Intangible assets, net	28	34
Operating lease right-of-use assets	39	47
Restricted cash	62	54
Pension and other postretirement assets	1,233	1,022
Other long-term assets	76	55
TOTAL ASSETS	$2,285	$2,171

LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$134	$153
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	15	13
Other current liabilities	143	142
Total current liabilities	293	309
Long-term debt, net of current portion	316	253
Pension and other postretirement liabilities	230	382
Operating leases, net of current portion	31	45
Other long-term liabilities	171	205
Total liabilities	1,041	1,194

Commitments and contingencies (Note 12)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	203	196

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,160	1,166
Treasury stock, at cost	(11)	(10)
Accumulated deficit	(570)	(596)
Accumulated other comprehensive income	462	221
Total equity	1,041	781
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,285	$2,171

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOW

	Year Ended December 31,
(in millions)	2022	2021
Cash flows from operating activities:
Net earnings	$26	$24
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	29	31
Pension and other postretirement income	(77)	(83)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	(3)	(7)
Asset impairments	1	—
Stock based compensation	5	7
Non-cash changes in workers' compensation and other employee benefit reserves	(15)	(4)
Net losses on sales of businesses/assets	—	1
Benefit for deferred income taxes	(3)	(1)
Increase in trade receivables	(12)	(5)
Increase in inventories	(31)	(19)
(Decrease) increase in trade accounts payable	(12)	38
Decrease in liabilities excluding borrowings	(38)	(29)
Other items, net	14	—
Total adjustments	(142)	(71)
Net cash used in operating activities	(116)	(47)

Cash flows from investing activities:
Additions to properties	(31)	(21)
Purchase of preferred equity interest	(25)	—
Net proceeds from sales of businesses/assets, net	—	1
Net cash used in investing activities	(56)	(20)

Cash flows from financing activities:
Net proceeds from the Term Loan Credit Agreement	49	215
Proceeds from issuance of Convertible Notes	—	25
Net proceeds from Series C Preferred Stock	—	99
Net proceeds from the sale of common stock	—	10
Repurchase of Series A Preferred Stock	—	(100)
Debt issuance costs	—	(2)
Preferred stock dividend payments	(4)	(7)
Treasury stock purchases	(1)	(1)
Repayment of other borrowings	—	(1)
Finance lease payments	(1)	—
Net cash provided by financing activities	43	238
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8)	(4)
Net (decrease) increase in cash, cash equivalents and restricted cash	(137)	167
Cash, cash equivalents and restricted cash, beginning of period	423	256
Cash, cash equivalents and restricted cash, end of period	$286	$423

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 are an integral part of these consolidated financial statements.

Contacts

Media Contact:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:
Paul Dils, Kodak, +1 585-724-4053, shareholderservices@kodak.com